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                                                                      Exhibit 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-60088, Form S-8 No. 33-60090 and Form S-8 No. 33-81954)
pertaining to the 401(k) Plan and the Stock Option Plan of Servico, Inc. and in Registration Statements (Form S-3 No. 33-78566 and Form S-3 No. 33-93658) of Servico, Inc. of our report dated February 13, 1997, with respect to the consolidated financial statements of Servico, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                       /s/Ernst & Young LLP

West Palm Beach, Florida
March 25, 1997